CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 30, 2001 accompanying the financial statements of Insured Municipals Income Trust, 114th Insured Multi-Series as of January 31, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                            Grant THORNTON LLP


Chicago, Illinois
May 25, 2001